Calculation of Filing Fee Tables
S-3
MAIA Biotechnology, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
		Equity	Common stock, $0.0001 par value	457(o)
		Equity	Preferred Stock, $0.0001 par value	457(o)
		Debt	Debt Securities	457(o)
		Other	Warrants	457(o)
		Other	Subscription Rights	457(o)
		Other	Units	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 150,000,000.00	0.0001381	$ 20,715.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities		Equity	Common stock, $0.001 par value	415(a)(6)						S-3	333-273984	08/23/2023
Carry Forward Securities		Equity	Preferred stock, $0.001 par value	415(a)(6)						S-3	333-273984	08/23/2023
Carry Forward Securities		Debt	Debt Securities	415(a)(6)						S-3	333-273984	08/23/2023
Carry Forward Securities		Other	Warrants	415(a)(6)						S-3	333-273984	08/23/2023
Carry Forward Securities		Other	Subscription Rights	415(a)(6)						S-3	333-273984	08/23/2023
Carry Forward Securities		Other	Units	415(a)(6)						S-3	333-273984	08/23/2023
Carry Forward Securities		Unallocated (Universal) Shelf		415(a)(6)			$ 94,010,093.10			S-3	333-273984	08/23/2023	$ 992.34
			Total Offering Amounts:				$ 244,010,093.10		$ 20,715.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 10,359.92
			Net Fee Due:						$ 10,355.08
Offering Note
[1]	In accordance with Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall be deemed to cover an indeterminate number of additional shares of Common Stock to be offered or issued from stock splits, stock dividends or similar transactions. Pursuant to Instruction 2.A.iii.b. of Item 16(b) of Form S-3, this information is not specified as to each class of securities to be registered. There is being registered hereby such indeterminate number of the securities of each identified class as may from time to time be issued at indeterminate prices. Securities registered hereunder may be sold separately, together or in units with other securities registered hereunder. The proposed maximum aggregate offering price has been estimated solely to calculate the registration fee in accordance with Rule 457(o) under the Securities Act. A total registration fee of $16,530.00 was previously paid in connection with the Registrant's registration statement on Form S-3 (File No. 333-273984) initially filed on August 15, 2023, or the Prior Registration Statement. The Prior Registration Statement is scheduled to expire on August 23, 2026, subject to Rule 415(a)(ii). $10,359.92 of the registration fee is being applied toward the registration fee for this registration statement in reliance on Rule 457(p), because $94,010,093.10 of unsold securities (and associated fees) are being moved from the Prior Registration Statement to this registration statement. Pursuant to Rule 457(p), the $10,359.92 registration fee previously paid by the Registrant relating to the unsold securities included on this registration statement will continue to be applied to such unsold securities.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	MAIA Biotechnology Inc.	S-3	333-273984	08/15/2023		$ 10,359.92	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf		$ 94,010,093.10
Fee Offset Sources		MAIA Biotechnology, Inc.	S-3	333-273984		08/15/2023						$ 10,359.92
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	An aggregate of $992.34 of the amount of the registration fee was previously paid in connection with $25,000,000 of unissued securities registered under the Registrant's Prior Registration Statement. The Registrant is allowed to apply $992.34 toward the registration fee for this registration statement in reliance on Rule 457(p), because the $9,004,894.40 of unsold securities (and associated fees) are being moved from the Prior Registration Statement to this registration statement. Pursuant to Rule 457(p), the $992.34 registration fee previously paid by the Registrant relating to the unsold securities included on this registration statement will continue to be applied to such unsold securities.

Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date